UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2016
____________________________________
UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
____________________________________

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Farm Springs Road
Farmington, Connecticut 06032-2568
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code
(860) 728-7000
N/A
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On June 8, 2016, the Board of Directors of United Technologies Corporation (the “Company”), elected retired U.S. Army General Lloyd J. Austin III as a director of the Company, effective as of September 1, 2016. In connection with General Austin’s election, the Board increased its size from 13 to 14 directors, and he will join the Board to fill the resulting vacancy.
The Board has determined that General Austin is an independent director under the New York Stock Exchange listing standards and the Company's independence guidelines, as set forth in its Governance Guidelines.
General Austin will participate in the compensation program for non-employee directors as described on pages 22 and 23 of the Company’s Proxy Statement for its Annual Meeting of Shareowners held on April 25, 2016 (filed with the Securities and Exchange Commission on March 15, 2016).
The Board has appointed General Austin to the Finance Committee and the Committee on Governance and Public Policy.
A copy of the Company’s press release announcing the election of General Austin is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press release, dated June 8, 2016, issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: June 8, 2016	By:	/S/ PETER J. GRABER-LIPPERMAN
Peter J. Graber-Lipperman
Corporate Vice President, Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated June 8, 2016, issued by the Company.